Exhibit 10.1

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED CREDIT AGREEMENT

Second Amendment to First Amended and Restated Credit Agreement, dated June 8, 2016, by and among Papa John's International, Inc., a Delaware corporation (the "Borrower"), each of the Guarantors (as listed on the signature pages hereto), the Banks (as hereinafter defined) and PNC Bank, National Association, in its capacity as administrative agent for the Banks (in such capacity, the "Administrative Agent") (the "Second Amendment").

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors, RSC Insurance Services Ltd., a Bermuda company, the Banks and the Administrative Agent have entered into that certain First Amended and Restated Credit Agreement, dated April 30, 2013, as amended by that certain First Amendment to First Amended and Restated Credit Agreement, dated October 31, 2014 (as further amended, restated, modified or supplemented from time to time, the "Credit Agreement"); and

WHEREAS, the Borrower hereby requests that the Revolving Credit Commitments be increased by One Hundred Million and 00/100 Dollars ($100,000,000.00) in accordance with Section 2.11 of the Credit Agreement (as such Section exists prior to the effectiveness of this Second Amendment), and in connection with the foregoing the Borrower and the Guarantors desire to amend certain provisions of the Credit Agreement, and the Administrative Agent and each of the Banks desire to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

2.The cover page of the Credit Agreement is hereby amended to delete the reference to "$400,000,000.00" set forth therein and in its stead insert a reference to "$500,000,000.00".

3.The first "WHEREAS" clause of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

WHEREAS, the Borrower has requested the Banks to provide a revolving credit facility (including a letter of credit subfacility) to the Borrower in an aggregate principal amount, subject to Section 2.10 [Reduction of Revolving Credit Commitments] and Section 2.11 [Increase of Revolving Credit Commitments], not to exceed Five Hundred Million and 00/100 Dollars ($500,000,000.00); and

4.The definition of Daily LIBOR Rate set forth in Section 1.1 of the Credit Agreement is hereby amended to add the following new paragraph to the end thereof:

Notwithstanding the foregoing, if the Daily LIBOR Rate as determined above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

5.The definition of Euro-Rate set forth in Section 1.1 of the Credit Agreement is hereby amended to add the following new paragraph to the end thereof:

Notwithstanding the foregoing, if the Euro-Rate as determined under any method above would be less than zero (0.00), such rate shall be deemed to be zero (0.00) for purposes of this Agreement.

6.Section 2.11 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserting the following:

2.11Reserved.

7.Part 1 of Schedule 1.1(B) of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted Part 1 of Schedule 1.1(B) of the Credit Agreement set forth on Exhibit A attached hereto and made a part hereof.

8.The provisions of Sections 2 through 7 of this Second Amendment shall not become effective until the Administrative Agent has received the following, each in form and substance acceptable to the Administrative Agent and its counsel:

(a)this Second Amendment, duly executed by the Borrower, the Guarantors, the Banks and the Administrative Agent;

(b)the documents listed in the Preliminary Closing Agenda set forth on Exhibit B attached hereto and made a part hereof;

(c)payment of all fees and expenses owed to the Administrative Agent and its counsel and the Banks in connection with this Second Amendment (including, without limitation, any such fees and expenses payable pursuant to that separate fee letter, dated of even date herewith, executed and delivered by the Administrative Agent and acknowledged and agreed to by the Borrower);  and

(d)such other documents as may be reasonably requested by the Administrative Agent.

9.The Loan Parties hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by them pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement.

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10.The Loan Parties hereby represent and warrant to the Administrative Agent and each of the Banks that (i) the Loan Parties have the legal power and authority to execute and deliver this Second Amendment; (ii) the officers of the Loan Parties executing this Second Amendment have been duly authorized to execute and deliver the same and bind such Loan Parties with respect to the provisions hereof; (iii) the execution and delivery hereof by the Loan Parties and the performance and observance by the Loan Parties of the provisions hereof, of the Credit Agreement and of all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Loan Parties or any Law applicable to the Loan Parties or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Loan Parties; and (iv) this Second Amendment, the Credit Agreement and the documents executed or to be executed by the Loan Parties in connection herewith or therewith constitute valid and binding obligations of the Loan Parties in every respect, enforceable in accordance with their respective terms.

11.The Loan Parties represent and warrant to the Administrative Agent and each of the Banks that (i) no Event of Default or Potential Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Second Amendment or the performance or observance of any provision hereof, (ii) the Schedules attached to and made a part of the Credit Agreement, as amended by this Second Amendment, are true and correct as of the date hereof and there are no modifications or supplements thereto, and (iii) they presently have no claims or actions of any kind at law or in equity against the Banks or the Administrative Agent arising out of or in any way relating to the Credit Agreement or the other Loan Documents.

12.Each reference to the Credit Agreement that is made herein, in the Credit Agreement or in any other document executed or to be executed in connection herewith or with the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

13.The agreements contained in this Second Amendment are limited to the specific agreements made herein.  Except as amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.  This Second Amendment amends the Credit Agreement and is not a novation thereof.

14.This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

15.This Second Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of New York without regard to the principles of the conflicts of law thereof.  The Loan Parties, the Banks and the Administrative Agent hereby consent to the jurisdiction and venue of the Supreme Court of New York County and the United States District Court for the Southern District of New York with respect to any suit arising out of or mentioning this Second Amendment.

[INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this Second Amendment to be duly executed by their duly authorized officers on the date first written above.

BORROWER:

WITNESS	PAPA JOHN'S INTERNATIONAL, INC

/s/ Kenneth M. Cox	By: /s/ Lance F. Tucker (Seal)
Name: Lance F. Tucker
Title: Senior Vice President, Chief
Financial Officer, Chief Administrative
Officer and Treasurer

GUARANTORS:

WITNESS:	PAPA JOHN'S USA, INC.

/s/ Kenneth M. Cox	By: /s/ Lance F. Tucker
Name: Lance F. Tucker
Title: Senior Vice President, Chief
Financial Officer, Chief Administrative
Officer and Treasurer

WITNESS:	PREFERRED MARKETING SOLUTIONS, INC.

/s/ Kenneth M. Cox	By: /s/ Lance F. Tucker
Name: Lance F. Tucker
Title: Treasurer

WITNESS	CAPITAL DELIVERY, LTD

/s/ Kenneth M. Cox	By: /s/ Lance F. Tucker
Name: Lance F. Tucker
Title: President and Treasurer

WITNESS:	RISK SERVICES CORP.

/s/ Kenneth M. Cox	By: /s/ Lance F. Tucker
Name: Lance F. Tucker
Title: President and Treasurer

WITNESS:	PJ FOOD SERVICE, INC.

/s/ Kenneth M. Cox	By: /s/ Lance F. Tucker
Name: Lance F. Tucker
Title: Treasurer

WITNESS	TRANS PAPA LOGISTICS, INC.

/s/ Kenneth M. Cox	By: /s/ Lance F. Tucker
Name: Lance F. Tucker
Title: Treasurer

PNC BANK, NATIONAL ASSOCIATION,
as a Bank and as Administrative Agent

By: /s/ Deroy Scott
Name: Deroy Scott
Title: Senior Vice President

JPMORGAN CHASE BANK, N.A., as a
Bank and as Co-Syndication Agent

By: /s/ James D. Baker, Jr.
Name: James Duffy Baker, Jr.
Title: Managing Director

BANK OF AMERICA, N.A., as a Bank and as
Documentation Agent

By: /s/ Thomas C. Kilcrease, Jr.
Name: Thomas C. Kilcrease, Jr.
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a
Bank and as a Co-Syndication Agent

By: /s/ Johnny L. Perry
Name: Johnny L. Perry
Title: Senior Vice President

BRANCH BANKING AND TRUST
COMPANY, as a Bank

By: /s/ Ryan T. Hamilton
Name: Ryan T. Hamilton
Title: Vice President

EXHIBIT A

Part 1 of Schedule 1.1(B)

Part 1 - Commitments of Banks and Addresses for Notices to Banks; Lending Offices

Bank	Amount of Commitment for Revolving Credit Loans	Ratable Share
PNC Bank, National Association 101 South Fifth Street Louisville, Kentucky 40202 Attn: Deroy Scott Telephone: (502) 581-7821 Telecopy: (502) 581-7904	$130,833,334.00	26.166666800%

JPMorgan Chase Bank, N.A. 416 W. Jefferson Louisville, KY 40202 Attn: Matt Multerer Telephone: (502) 566-8431 Telecopy: (502) 566-2367	$130,833,334.00	26.166666800%

U.S. Bank National Association One Financial Square Louisville, KY 40202 Attn: Johnny L. Perry Telephone: (502) 562-6248 Telecopy: (502) 562-6460	$105,000,000.00	21.000000000%

Bank of America, N.A. 414 Union Street TN1-100-04-04 Nashville, TN 37219 Attn: Thomas Kilcrease Telephone: (615) 749-3926 Telecopy: (615) 749-4762	$91,666,666.00	18.3333332%

Branch Banking and Trust Company 2600 East Point Parkway, Suite 103 Louisville, KY 40223-5151 Attn: Greg Branstetter Telephone: (502) 614-4246 Telecopy: (502) 253-2809	$41,666,666.00	8.3333332%

Total	$500,000,000.00	100.000000000%

EXHIBIT B

PRELIMINARY CLOSING AGENDA

This Preliminary Closing Agenda contains the documents to be delivered in connection with a second amendment to an amended and restated credit facility provided to Papa John's International, Inc., a Delaware corporation (the "Borrower"), by PNC Bank, National Association ("PNC Bank") and various other financial institutions from time to time (PNC Bank and such other financial institutions are each, a "Bank" and collectively, the "Banks"), with PNC Bank, as administrative agent for the Banks (in such capacity, the "Agent") and PNC Capital Markets LLC, a Pennsylvania limited liability company, as joint lead arranger and joint bookrunner.

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No.	LOAN DOCUMENTS
1.

Second Amendment to First Amended and Restated Credit Agreement (the "Credit Agreement"), by and among the Borrower, Papa John's USA, Inc., a Kentucky corporation ("Papa John's USA"), Preferred Marketing Solutions, Inc., a Kentucky corporation (f/k/a Papa John's Support Services, Inc.) ("Preferred Marketing"), Capital Delivery, Ltd., a Kentucky corporation ("Capital Delivery"), Risk Services Corp., a Kentucky corporation ("Risk Services"), PJ Food Service, Inc., a Kentucky corporation ("PJ Food"), Trans Papa Logistics, Inc., a Kentucky corporation ("Trans Papa") (Papa John's USA, Preferred Marketing, Capital Delivery, Risk Services, PJ Food and Trans Papa are each, a "Guarantor" and collectively, the "Guarantors") (the Borrower and the Guarantors are collectively, the "Loan Parties"), the Banks and the Agent (the "Second Amendment").

2.

Third Amended and Restated Revolving Credit Note, made by the Borrower to PNC Bank in the principal amount not to exceed One Hundred Thirty Million Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Four and 00/100 US Dollars (US $130,833,334.00).

3.

Third Amended and Restated Revolving Credit Note, made by the Borrower to JPMorgan Chase Bank, N.A. in the principal amount not to exceed One Hundred Thirty Million Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Four and 00/100 US Dollars (US $130,833,334.00).

4.

Third Amended and Restated Revolving Credit Note, made by the Borrower to U.S. Bank, National Association in the principal amount not to exceed One Hundred Five Million and 00/100 Dollars ($105,000,000.00).

5.

Third Amended and Restated Revolving Credit Note, made by the Borrower to Bank of America, N.A.  in the principal amount not to exceed Ninety-One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six and 00/100.

6.

Third Amended and Restated Revolving Credit Note, made by the Borrower to Branch Banking and Trust Company in the principal amount not to exceed Forty-One Million Six Hundred Sixty-Six Thousand Six Hundred Sixty Six and 00/100.

ORGANIZATIONAL DOCUMENTS
Borrower
7.	Good Standing Certificates of the Borrower from the Secretary of State of the Commonwealth of Kentucky and certain other material jurisdictions.
8.

Certificate of Secretary of the Borrower as to (i) resolutions of its Board of Directors authorizing the Borrower to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

Papa John's USA
9.	Good Standing Certificates of Papa John's USA from the Secretary of State of the Commonwealth of Kentucky and certain other material jurisdictions.
10.

Certificate of the Corporate Assistant Secretary of Papa John's USA as to (i) resolutions of its Board of Directors authorizing it to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

Preferred Marketing
11.	Good Standing Certificates of Preferred Marketing from the Secretary of State of the Commonwealth of Kentucky.
12.

Certificate of the Corporate Assistant Secretary of Preferred Marketing as to (i) resolutions of its Board of Directors authorizing it to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

Capital Delivery
13.	Good Standing Certificates of Capital Delivery from the Secretary of State of the Commonwealth of Kentucky.
14.

Certificate of the Corporate Assistant Secretary of Capital Delivery as to (i) resolutions of its Board of Directors authorizing it to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws

Risk Services
15.	Good Standing Certificates of Risk Services from the Secretary of State of the Commonwealth of Kentucky.
16.

Certificate of the Corporate Assistant Secretary of Risk Services as to (i) resolutions of its Board of Directors authorizing it to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

PJ Food
17.	Good Standing Certificates of PJ Food from the Secretary of State of the Commonwealths of Kentucky and certain other material jurisdictions.
18.

Certificate of the Corporate Assistant Secretary of PJ Food as to (i) resolutions of its Board of Directors authorizing it to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

Trans Papa
19.	Good Standing Certificates of Trans Papa from the Secretary of State of the Commonwealth of Kentucky and the State of New Jersey.
20.

Certificate of the Corporate Assistant Secretary of Trans Papa as to (i) resolutions of its Board of Directors authorizing it to enter into the Second Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation or Bylaws.

RELATED DOCUMENTS
21.

UCC-11 Lien Searches or equivalent searches (including UCC's and taxes (to the extent tax liens are filed at the state level)) at the state level with respect to certain material locations of the Loan Parties (collectively, the "Lien Searches").

22.

Fully-executed copy of all UCC-3 Termination Statements and any other releases that may be necessary to satisfy any and all existing liens on the assets of the Loan Parties or disclosed by the Lien Searches which are not permitted pursuant to the terms of the Credit Agreement, if any (including, payoff letters, if applicable), all in form and substance satisfactory to the Agent.

23.	Opinion of Counsel to the Loan Parties, in form and substance satisfactory to the Agent and the Banks.
24.	Officer's Certificate of each Loan Party, as of the closing date, regarding no material adverse change, the accuracy of representations and warranties, compliance with covenants, no defaults, etc.